Exhibit 5.1

September 4, 2020

Ladenburg Thalmann & Co.

277 Park Avenue

New York, New York 10172

Re:	Common Stock Issued by Forte Biosciences, Inc.

Ladies and Gentlemen:

Reference is made to the At Market Issuance Sales Agreement, dated September 4, 2020 (the “Sales Agreement”), by and between Forte Biosciences, Inc., a Delaware corporation (the “Company”), and Ladenburg Thalmann & Co. (“Ladenburg”), relating to the issuance and sale by the Company of up to approximately $30,000,000 of shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), from time to time, through an “at-the-market” equity offering program under which Ladenburg will act as sales agent. This opinion letter is delivered to you pursuant to Section 7(m)(i) of the Sales Agreement, and all terms used herein have the meanings defined for them in the Sales Agreement unless otherwise defined herein.

We have acted as counsel for the Company in connection with the negotiation of the Sales Agreement and the issuance of the Shares. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions and statements set forth below.

In rendering the opinions and statements expressed below, we have examined originals or copies of the following:

(i)	the certificate of incorporation, as amended to date, of the Company (the “Certificate of Incorporation”);

(ii)	the bylaws of the Company, as amended to date (the “Bylaws”);

(iii)

the minutes of the meetings of, or actions by written consent of, the Board of Directors and the ATM Committee of the Board of Directors, with respect to the transactions covered by the opinions set forth below;

(iv)

the registration statement on Form S-3 (File No. 333-224880) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on May 11, 2018, together with the exhibits thereto and the documents or portions thereof incorporated by reference therein, as modified or superseded or as described therein (such registration statement, as amended at the time it became effective, including the information deemed to be a part of the registration statement pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), being hereinafter referred to as the “Registration Statement”);

(v)

the base prospectus, dated May 23, 2018, together with the documents incorporated by reference therein, as modified or superseded or as described therein which forms a part of the Registration Statement, in the form filed with the Registration Statement (the “Base Prospectus”);

Forte Biosciences, Inc.

September 4, 2020

(vi)

the prospectus supplement, dated September 4, 2020, in the form in which it was filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with the documents or portion thereof incorporated by reference therein, as modified or superseded as described therein (the “Prospectus Supplement”, together with the Base Prospectus, the “Prospectus”);

(vii)

the notice of effectiveness filed on May 23, 2018 on the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) as to the effective time and date of the Registration Statement being on May 23, 2018;

(viii)	a specimen certificate for shares of the Common Stock;

(ix)	executed counterparts of the Sales Agreement, including the amendments thereto;

(x)	the officer’s certificate dated as of the date hereof delivered to you pursuant to Section 7(l) of the Sales Agreement;

(xi)	the certificate of the secretary of the Company dated as of the date hereof delivered to you pursuant to Section 7(l) of the Sales Agreement;

(xii)

(i) a certificate of the Secretary of State of Delaware, dated September 3, 2020, with respect to the good standing of the Company as a corporation incorporated under the laws of the State of Delaware, and (ii) a certificate of the Secretary of State of California, dated September 3, 2020, with respect to the good standing of the Company as a foreign corporation qualified to do business in the State of California;

(xiii)	the Reviewed Agreements (as defined below);

(xiv)	the Reviewed Judgments (as defined below); and

(xv)	the other documents delivered by the Company, the transfer agent and registrar and Ladenburg on the date hereof.

In addition, we have reviewed originals or copies of such corporate records of the Company, certificates of public officials, a certificate of an officer of the Company as to factual matters (the “Officer’s Certificate”) and such other documents which we consider necessary or advisable for the purpose of rendering the opinions set forth below. We have not independently established the facts stated therein.

In such examination we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. In making our examination of documents, we have assumed that each party to any such document (other than the Company in connection with the Sales Agreement) has satisfied those

Forte Biosciences, Inc.

September 4, 2020

requirements that are applicable to it to the extent necessary to make such document a valid and binding obligation of such party, enforceable against such party in accordance with its terms. We have also assumed the conformity of the documents filed with the Commission via EDGAR, except for required EDGAR formatting changes, to physical copies submitted for our examination and the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

As used in the opinions or statements set forth below, the expressions “to our knowledge,” “known to us” or similar language with reference to matters of fact refer to the current actual knowledge of the attorneys of this firm who have rendered substantive legal services to the Company. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions or statements set forth below.

We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America, the General Corporation Law of the State of Delaware (“Delaware General Corporation Law”) and the laws of the States of California and New York. Other than as expressly set forth in this paragraph, we have made no inquiry into, and express no opinion as to, the statutes, regulations, treaties or common laws of any other nation, state or jurisdiction. This opinion letter should be interpreted in accordance with customary practice in the preparation and understanding of legal opinions in the United States as set forth in the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Section of Business Law as published in 53 Business Lawyer 831 (1998) and the “Statement on the Role of Customary Practice in the Preparation and Understanding of Third Party Legal Opinions” as published in 63 Business Lawyer 1277 (2008).

As used in this opinion letter, the “Reviewed Agreements” means only those contracts, agreements, or instruments filed or incorporated by reference as an exhibit to the Registration Statement pursuant to Item 601(b)(2), (4) or (10) of Regulation S-K. In rendering the opinions set forth in paragraphs 5 and 6 below, we have relied solely upon an examination of the Reviewed Agreements in the forms filed as exhibits to the Company’s filings with the Commission. The opinion in paragraph 6 below concerning violations or events of default under Reviewed Agreements is based on the result that would be obtained if a California court were to apply the internal laws of the State of California (excluding conflicts of law principles) to the interpretation and enforcement of the Reviewed Agreements, except in the case of Reviewed Agreements governed by New York law.

As used in this opinion letter, the “Reviewed Judgments” means only those judgments and decrees that are expressly identified on Schedule A hereto, if any. The Company has represented to us that the Reviewed Judgments are the only material judgments or decrees applicable to the Company, and nothing has come to our attention that has caused us to believe that we are not justified in relying on such representation.

Forte Biosciences, Inc.

September 4, 2020

The opinions and statements hereinafter expressed are subject to the following additional exceptions, qualifications, limitations and assumptions:

(a)	We have assumed that the representations and warranties as to factual matters made by the Company in the Sales Agreement and pursuant thereto are true, correct and complete.

(b)

In rendering the opinion set forth in paragraph 1 below as to due incorporation, valid existence, and good standing, we have relied solely upon the documents and certificates referenced in paragraphs (i) and (xii) above.

(c)	We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws.

(d)

With regard to paragraph 6 below, we express no opinion with respect to any consents, approvals, authorizations, orders, filings, registrations or qualifications required by the Financial Industry Regulatory Authority, Inc. and the Blue Sky laws of the various states and other jurisdictions within the United States or the securities laws of any jurisdiction outside the United States for the issue and sales of the Shares and compliance by the Company with the provisions of the Sales Agreement.

(e)

In rendering the opinion set forth in paragraph 7 below, we (i) have been advised by the Company that the values used to form the basis of that opinion were determined by its management in accordance with Securities and Exchange Commission guidance regarding fair value methodologies and that we can treat those values as though they are fair values determined by the Company’s Board of Directors; and (ii) have relied as to certain factual matters solely and exclusively upon the representations and information provided to us by an authorized representative of the Company as set forth in the Certificate Concerning the Status of the Company under the Investment Company Act of 1940, dated as of September 4, 2020.

(f)

Regarding our statement set forth below as to the effectiveness of the Registration Statement and the filing of the Prospectus, we have relied solely upon information contained on the Commission’s EDGAR website. Regarding our statement set forth below as to no stop orders, we have relied solely upon information contained on the Commission’s website.

(g)

We further advise you that (i) we have not been engaged by the Company or its subsidiaries as advisors on applicable laws governing FDA and regulatory issues, and (ii) we are not giving any opinion below in the capacity as advisors on FDA and regulatory issues.

Forte Biosciences, Inc.

September 4, 2020

Based upon and subject to the foregoing, we are of the opinion that:

1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as described in the Registration Statement and the Prospectus. The Company is qualified to do business and is in good standing as a foreign corporation in the State of California.

2.    Forte Subsidiary, Inc. (“Forte Sub”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. Forte Sub has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as described in the Registration Statement and the Prospectus. Forte Sub is qualified to do business and is in good standing as a foreign corporation in the State of California.

3.    The Company has the corporate power and authority to (i) execute and deliver the Sales Agreement, (ii) issue and sell the Shares pursuant to the Sales Agreement and (iii) carry out and perform its obligations under the Sales Agreement.

4.    The Sales Agreement has been duly authorized, executed and delivered by the Company.

5.    The Shares have been duly authorized and, when issued in accordance with the provisions of the applicable Placement Notice and paid for in accordance with the Sales Agreement, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights arising by operation of the Certificate of Incorporation, Bylaws or the Delaware General Corporation Law or, to our knowledge, registration rights, rights of first refusal or other similar rights to subscribe for the Shares pursuant to any Reviewed Agreement.

6.    The execution and delivery by the Company of the Sales Agreement, and the performance by the Company of its obligations under the Sales Agreement, and the issuance and sale of the Shares pursuant to the Sales Agreement do not violate any provision of (i) any U.S. federal, California, or New York state law, rule or regulation known to us to be customarily applicable to transactions of the nature contemplated by the Sales Agreement; (ii) the Delaware General Corporation Law; or (iii) the Certificate of Incorporation or Bylaws. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Sales Agreement do not violate or constitute a default under any Reviewed Agreement or violate any Reviewed Judgment. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the valid execution and delivery of the Sales Agreement or the performance by the Company of its obligations thereunder, or the offer, sale or issuance of the Shares, except such as have been obtained or made under the Securities Act or the Securities Exchange Act of 1934, as amended.

7.    The Company is not and, immediately after giving effect to the offering and sale of Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act.

8.    The information included in the Registration Statement and the Prospectus under the caption “Description of Capital Stock,” to the extent that it constitutes matters of law, summaries of legal matters, documents referred to therein or legal conclusions, has been reviewed by us and fairly summarizes the matters set forth therein in all material respects.

Forte Biosciences, Inc.

September 4, 2020

The Registration Statement was declared effective under the Securities Act. The Prospectus was filed with the Commission in the manner and within the time required by Rule 424(b). No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and, to our knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

To our knowledge, there are (i) no lawsuits pending or threatened in writing against the Company that are required to be described in the Registration Statement or the Prospectus and that are not described in all material respects therein as required, and (ii) no indentures, contracts, leases, mortgages, deeds of trust, note agreements, loans or other agreements or instruments of a character required to be filed as exhibits to the Registration Statement, which are not filed as required by the Securities Act and the rules and regulations thereunder.. We note that we have not conducted a docket search in any jurisdiction with respect to lawsuits that may be pending against the Company.

This opinion letter is furnished to you solely for your benefit in connection with the Sales Agreement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may arise or be brought to our attention after the date of this opinion letter that may alter, affect or modify the opinions or statements expressed herein.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

EXHIBIT A

Reviewed Judgments

None.